UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 15, 2004 (October 12, 2004)

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

905 West Boulevard North, Elkhart, IN	46514
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 574-293-7511

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01	Entry into a Material Definitive Agreement.
On October 12, 2004, CTS Corporation and its lenders agreed to amend the credit agreement entered into by the parties on July 14, 2003 in order to extend the term by one year, modify provisions related to permitted acquisitions and financial covenants and increase the revolving credit commitments. A copy of the amendment is attached hereto as Exhibit 10(a).

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits.

The following exhibit is filed with this report:

Exhibit No. Exhibit Description
10(a) Second Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS Corporation

/s/ Richard G. Cutter

By: Richard G. Cutter Vice President, Secretary and General Counsel

Dated: October 15, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10(a)	Second Amendment to Credit Agreement dated October 12, 2004

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